Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statement of Nikola Corporation:
(1) Registration Statement (Form S-8 No. 333-245006) pertaining to the 2020 Stock Incentive Plan, 2020 Employee Stock Purchase Plan, and Nikola Corporation 2017 Stock Option Plan;
of our report dated February 25, 2021, with respect to the consolidated financial statements of Nikola Corporation included in this Annual Report (Form 10-K) of Nikola Corporation for the year ended December 31, 2020.
/s/ Ernst & Young LLP
Phoenix, Arizona
February 25, 2021